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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 22, 2003, with respect to the consolidated financial statements and schedule of Roadway Corporation incorporated by reference in Amendment No. 3 to the Proxy Statement of Yellow Corporation that is made a part of the Registration Statement (Form S-4 No. 333-108081) and Prospectus of Yellow Corporation for the registration of 27,000,000 shares of its common stock.

                                                  Ernst & Young LLP

Akron, Ohio
October 15, 2003